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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

               We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 CSI Stock Option Plan, 1999 Section 3(i) Share Option Plan, 1999 Employee Stock Purchase Plan and 1999 Nonemployee Directors Stock Option Plan of CommTouch Software Ltd. of our report dated March 15, 1999 (except for Note 11, as to which the date is July 12, 1999) with respect to the consolidated financial statements of CommTouch Software Ltd. included in the Registration Statements on Form F-1 dated July 13, 1999 filed with the Securities and Exchange Commission and Registration Statements on Form F-1 dated October 27, 1999, as amended and declared effective on January 7, 2000 filed with the Securities and Exchange Commission.



                                           /s/ Kost, Forer & Gabbay

                                           KOST, FORER & GABBAY
                                           Certified Public Accountants (Israel)

Tel-Aviv, Israel
January 19, 2000